UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):  July 17, 2007

Mortgage Pass-Through Trust 2007-J3
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-140958-11

CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-140958

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4449516
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR  240.13e-4(c))

Section 7               Regulation FD

Item 7.01               Regulation FD Disclosure.

On June 29, 2007, CWMBS, Inc. (the “Depositor”) created CHL Mortgage Pass-Through Trust 2007-J3 (the “Issuing Entity”) pursuant to a pooling and servicing agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, as filed with the U.S. Securities and Exchange Commission on July 13, 2007.

The table attached hereto as Exhibit 99.1 describes the documentation programs of the Mortgage Loans following the final transfer of Supplemental Mortgage Loans to the Issuing Entity on July 17, 2007, and as of the related Cut-off Date.  All percentages set forth below have been calculated based on the aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date.  The sum of the columns may not equal the respective totals due to rounding.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1               Characteristics of the Mortgage Loans.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWMBS, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated:  August 23, 2007

Exhibit Index

Exhibit No.           Description

99.1               Documentation Programs of the Mortgage Loans.